Exhibit 5.1

35 W. Wacker Drive
Chicago, IL 60601
T +1 312 558 5600
North America Europe Asia	F +1 312 558 5700

November 21, 2014

Lear Corporation

21557 Telegraph Road

Southfield, Michigan 48033

Re:	Form S-3 Registration Statement (File No. 333-194478)

Ladies and Gentlemen:

We have acted as counsel to Lear Corporation, a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of (i) a registration statement on Form S-3 (File No. 333-194478) (the “Registration Statement”) filed with the Commission on March 11, 2014 relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of various securities of the Company, including senior notes, (ii) the prospectus dated March 11, 2014 forming a part of the Registration Statement, together with the documents incorporated therein by reference, (iii) the preliminary prospectus supplement in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 18, 2014 and (iv) the final prospectus supplement dated November 18, 2014 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on November 19, 2014 (the “Prospectus Supplement”), in connection with the offering by the Company of $650,000,000 aggregate principal amount of 5.25% Senior Notes due 2025 (the “Notes”) and the related subsidiary guarantees (the “Subsidiary Guarantees” and, together with the Notes, the “Securities”) of Guilford Mills, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Guilford”), Lear Operations Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“LOC”), Lear Corporation EEDS and Interiors, a Delaware corporation and a wholly owned subsidiary of LOC (“EEDS”), and Lear Mexican Seating Corporation, a Delaware corporation and a wholly owned subsidiary of LOC (“LMSC” and, together with Guilford, EEDS and LOC, the “Subsidiary Guarantors”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including the Registration Statement, the Prospectus Supplement and the forms of the documents referred to in the Prospectus Supplement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Securities constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and equitable principles that may limit the right to specific enforcement of remedies.

The foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP